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                                                                    Exhibit 23.5

                         [DONALDSON, LUFKIN & JENRETTE
                       SECURITIES CORPORATION LETTERHEAD]

   We hereby consent to (i) the inclusion of our opinion letter, dated as of June 6, 1999, to the Board of Directors of Southern Union Company (the "Company") as Appendix C to the Proxy Statement/Prospectus of the Company and Pennsylvania Enterprises, Inc. relating to the proposed merger between the Company and Pennsylvania Enterprises, Inc. and (ii) all references to DLJ in the section captioned "The Merger--Opinion of Southern Union's Financial Advisor" of the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                               /s/ Donaldson, Lufkin &
                                  Jenrette Securities Corporation
                               ________________________________________________
                                 Donaldson, Lufkin & Jenrette Securities
                                  Corporation

New York, New York
August 19, 1999